Calculation of Filing Fee Tables
S-8
TotalEnergies SE
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Shares, par value 2.50 euros per share	Other	1,900,000	$ 59.25	$ 112,575,000.00	0.0001531	$ 17,235.23
Total Offering Amounts:						$ 112,575,000.00		$ 17,235.23
Total Fee Offsets:								$ 11,969.53
Net Fee Due:								$ 5,265.70
Offering Note
[1]	Note 1.a - The Shares being registered under this registration statement may be represented by the Registrant's American Depositary Shares. Each American Depositary Share represents one Share. Note 1.b - The maximum number of Shares to be delivered in the form of Shares or American Depositary Shares that may be offered under the TotalEnergies Holdings USA, Inc. 2025 Employee Shareholder Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. Note 1.c - Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's American Depositary Share reported on The New York Stock Exchange on April 23, 2025, which date is within five business days prior to filing this Registration Statement. Note 1.d - See "Table 2: Fee Offset Claims and Sources" to this Exhibit 107 for information related to the fee offset.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	TotalEnergies SE	S-8	333-278948	04/26/2024		$ 11,969.53	Equity	Shares, par value 2.50 euros per share	1,518,968	$ 108,742,919.12
Fee Offset Sources		TotalEnergies SE	S-8	333-278948		04/26/2024						$ 14,972.08
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	1,518,968 Shares under the TotalEnergies Holdings USA, Inc. 2024 Employee Shareholder Plan ("2024 Plan") remain unsold and are not subject to outstanding awards, and are therefore being removed/withdrawn (terminated) from registration pursuant to a post-effective amendment to the Form S-8 registration statement (Registration No. 333- 278948), filed on April 26, 2024 (the "Prior Registration Statement"), which is being filed by the Registrant concurrently with this Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting the registration fee due under this Registration Statement by $11,969.53, which represents the portion of the registration fee previously paid with respect to $108,742,919.12 of unsold securities previously registered on the Prior Registration Statement. The fees paid with respect to the Prior Registration Statement were offset from previous registration statements filed by the Registrant, which were subsequently removed from registration pursuant to post-effective amendments.